UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 23, 2006

TAC ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-51340	20-2443085
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8 Sound Shore Drive, Suite 255

Greenwich, CT 06830

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (203) 983-5276

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information included under Item 2.03 below is incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On November 8, 2005, TAC Acquisition Corp. (the “Company”) executed a promissory note establishing a $1 million revolving credit facility with Wachovia Bank, National Association (“Wachovia”) in order to ensure that the Company had sufficient funds to allow it to operate through January 1, 2007, assuming that a business combination was not consummated during that time. On June 23, 2006, the Company executed an amended, restated and substituted promissory note with Wachovia (the “Amended Promissory Note”), which Amended Promissory Note served to increase the amount available under the current revolving credit facility to $2 million. A copy of the Amendment is attached hereto as Exhibit 10.1.

Amounts borrowed under the Amended Promissory Note bear interest based upon one month LIBOR, plus 1.50%. All amounts borrowed under the Amended Promissory Note will mature, and all accrued and unpaid interest thereunder will be due and payable, on the earlier of (i) the date that funds are withdrawn from the trust account for any purpose and (ii) January 1, 2007. The Amended Promissory Note also contains customary representations, warranties, covenants and events of default.

Item 9.01 Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits.

Exhibit No.	Description
10.1	Amended, Restated and Substituted Promissory Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 28, 2006	TAC ACQUISITION CORP.

	By:	/s/ Saul B. Rosenthal
Saul B. Rosenthal
President